UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2011

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30093	51-0380839
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10240 Sorrento Valley Road, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 320-8000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

(b) On September 6, 2011, Arthur S. Locke III resigned from his position as Senior Vice President and Chief Financial Officer of Websense, Inc. (“Websense” or the “Company”), effective September 7, 2011.

(c) On September 6, 2011, we announced the appointment of Michael A. Newman, age 42, as the Company’s interim Chief Financial Officer, effective immediately. Mr. Newman has served as Senior Vice President, General Counsel, Chief Administrative Officer and Secretary of Websense since December 2010, after serving as Websense’s Senior Vice President, General Counsel and Secretary since August 2007. Mr. Newman was previously Websense’s Vice President and General Counsel from September 2002 to August 2007. From April 1999 to September 2002, Mr. Newman served in the legal department of Gateway, Inc., a publicly-traded PC manufacturer, and prior to that, Mr. Newman practiced as an attorney in the San Diego offices of Cooley LLP and Latham & Watkins LLP, two of California’s leading law firms. Mr. Newman received his B.S. in Business Administration from the McDonough School of Business at Georgetown University, and a J.D. from Harvard Law School.

(e) On September 6, 2011, we entered into a Separation Agreement with Mr. Locke in connection with his resignation as Senior Vice President and Chief Financial Officer of Websense. Pursuant to the agreement and provided that Mr. Locke does not revoke his acceptance of the agreement, we will pay Mr. Locke a one-time severance payment of (i) $270,000, representing an amount equal to nine months of his base salary as of the date of his separation and (ii) $180,000, representing an amount equal to his current annual target bonus. In addition, if the Company enters into a definitive agreement on or prior to March 31, 2012 pursuant to which the Company ultimately effects a Change in Control (as that term is defined in the Company’s Officer Change in Control Severance Benefit Plan, adopted July 17, 2008), we will pay Mr. Locke a one-time severance payment equal to the fair market value of his 85,938 unvested restricted stock units, which stock units expire the date his resignation becomes effective. Further, for up to three months following the date that his resignation becomes effective, Mr. Locke will be eligible to continue receiving group health insurance benefits under the Company’s current group health insurance policy at the Company’s expense.

The foregoing information is a summary of the agreement involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review this agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Separation Agreement, dated September 6, 2011, by and between Websense, Inc. and Arthur S. Locke III.

99.1	Press release issued by Websense, Inc. on September 6, 2011 relating to the transition of its Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSENSE, INC.

Date: September 6, 2011	/s/ Gene Hodges
Gene Hodges
Chief Executive Officer (principal executive officer)

Exhibit Index

Exhibit	Description

10.1	Separation Agreement, dated September 6, 2011, by and between Websense, Inc. and Arthur S. Locke III.

99.1	Press release issued by Websense, Inc. on September 6, 2011 relating to the transition of its Chief Financial Officer.